Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 of Malibu Boats, Inc. of our report dated December 13, 2013, relating to our audit of the consolidated financial statements of Malibu Boats Holdings, LLC, which appears in the Registration Statement on Form S-1, as amended (No. 333-192862) and related prospectus of Malibu Boats, Inc. filed with the Securities and Exchange Commission.

/s/ McGladrey LLP

Indianapolis, Indiana
February 7, 2014